Comparison of change in value of $10,000 investment in Dreyfus Premier California Municipal Bond Fund Class A shares and Class B shares and the Lehman Brothers Municipal Bond Index

EXHIBIT A:

                 Dreyfus        Dreyfus
                 Premier        Premier
                California     California
                Municipal      Municipal       Lehman
                   Bond           Bond       Brothers
    PERIOD         Fund           Fund        Municipal
                 (Class A       (Class B        Bond
                  shares)        shares)      Index *


   1/31/93         9,552         10,000       10,000
   1/31/94        10,853         11,291       11,226
   1/31/95        10,383         10,752       10,826
   1/31/96        11,851         12,209       12,456
   1/31/97        12,244         12,549       12,934
   1/31/98        13,379         13,640       14,242
   1/31/99        14,100         14,302       15,189
   1/31/00        12,912         13,097       14,637
   1/31/01        14,918         15,132       16,581
   1/31/02        15,515         15,738       17,560
   1/31/03        16,420         16,655       18,871

* Source: Lipper Inc.